QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

Subsidiaries of Registrant

HBC Broadcasting Texas, L.P.
HBC Florida, LLC
HBC Fresno, Inc.
HBC GP Texas, Inc.
HBC Houston License Corporation
HBC Illinois, Inc.
HBC Investments, Inc.
HBC License Corporation
HBC Los Angeles, Inc.
HBC Management Company, Inc.
HBC Network, Inc.
HBC New York, Inc.
HBC Phoenix, Inc.
HBC San Diego, Inc.
HBC Tower Company, Inc.
HBCi, LLC
HBC-Las Vegas, Inc.
Hispanic Tijuana S. de R.L. de C.V.
KCYT-FM License Corp.
KECS-FM License Corp.
KESS-AM License Corp.
KESS-TV License Corp.
KHCK-FM License Corp.
KICI-AM License Corp.
KICI-FM License Corp.
KLSQ-AM License Corp.
KLVE-FM License Corp.
KMRT-AM License Corp.
KTNQ-AM License Corp.
La Oferta, Inc.
License Corp. No 1
License Corp. No. 2
Mi Casa Publications, Inc.
Momentum Research, Inc.
Spanish Coast to Coast, Ltd.
T C Television, Inc.
Tichenor License Corporation
TMS Assets California, Inc.
TMS License California, Inc.
WADO Radio, Inc.
WADO-AM License Corp.
WLXX-AM License Corp.
WPAT-AM License Corp.
WQBA-AM License Corp.
WQBA-FM License Corp.

QuickLinks

Subsidiaries of Registrant